Exhibit 23.1

CONSENT OF REGISTERED
INDEPENDENT PUBLIC ACCOUNTING
FIRM

August 12, 2022

Board of Directors of Ecrid, Inc.:

We hereby consent to the inclusion in the Offering Circular filed under Form S-1/A amendment 2 of our report dated August 12, 2022, with respect to the balance sheets of Ecrid, Inc. as of March 31, 2022 and 2021 and the related statements of operations, shareholders’ equity and cash flows for the fiscal year periods thus ended and the related notes to the financial statements.

/s/ MaughanSullivan LLC

Manchester, VT

August 12, 2022